Exhibit 99.4

ADVANCED MEDICAL OPTICS, INC.

Special Meeting,             , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing and returning this proxy, you appoint James V. Mazzo and Aimee S. Weisner, and each of them, with full power of substitution, to vote these shares at the Special Meeting of Stockholders to be held on             ,             , 2005 at 9:00 a.m. local time, (or any adjournments or postponements thereof) at the following location: 1700 E. St. Andrew Place, Santa Ana, California.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION,

YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES

NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side.)

– FOLD AND DETACH HERE –

SEE REVERSE SIDE

Bring this admission ticket with you to the meeting on             , 2005. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of             , 2005, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Special Meeting of Stockholders

            , 2005

9:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE

☒	Please mark	☐	Please mark here for
	votes as in		Address Changes or Comments
	this example		SEE REVERSE SIDE

Signature	Signature (Joint Owners)	Title	Dated
Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

– FOLD AND DETACH HERE –

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve the issuance of shares of AMO common stock in the merger of Vault Merger Corporation, a wholly owned subsidiary of AMO, with and into VISX, Incorporated, pursuant to the Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation and VISX, Incorporated, as amended.	☐	☐	☐
2.	Proposal to approve an amendment to the amended and restated certificate of incorporation of AMO to increase the number of authorized shares of AMO common stock from 120,000,000 to 240,000,000.	☐	☐	☐
3.	Proposal to approve the AMO 2005 Incentive Compensation Plan.	☐	☐	☐
4.	Proposal to approve the Amended and Restated AMO 2002 Employee Stock Purchase Plan.	☐	☐	☐
5.	Proposal to approve the Amended and Restated AMO 2002 International Stock Purchase Plan.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. IF YOU VOTE “AGAINST” ANY OF THE PROPOSALS, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, UNLESS YOU SO INDICATE BY MARKING THE FOLLOWING BOX  ☐.

Choose MLink™ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

I/we plan to attend the meeting (Please detach admittance card below and bring to the meeting.)	☐

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the meeting day.

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-866-540-5760.	It’s fast and convenient, and your vote is immediately confirmed and posted

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Joint Proxy Statement/Prospectus and Proxy Card.	1. Read the accompanying Joint Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-866-540-5760.	2. Go to the Website http://www.proxyvoting.com/avo.

3. Enter your Voter Control Number located below.	3. Enter your Voter Control Number located below.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important! Call 1-866-540-5760.	Your vote is important! Go to http://www.proxyvoting.com/avo.

Do not return your Proxy Card if you are voting by Telephone or Internet.